Exhibit 99.1

CONTACT: Investor Relations ir@corcept.com www.corcept.com

WILLIAM GUYER TO JOIN CORCEPT AS CHIEF DEVELOPMENT OFFICER

MENLO PARK, Calif. (August 12, 2021)—Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the hormone cortisol, today announced the appointment, effective August 16, 2021, of William Guyer, PharmD, as the company’s Chief Development Officer.

Dr. Guyer comes to Corcept from Gilead Sciences, Inc., where he most recently served as Senior Vice President and Global Head of Medical Affairs. He will report to Joseph K. Belanoff, MD, Corcept’s Chief Executive Officer. Andreas Grauer, MD, previously Corcept’s Chief Medical Officer, has become a senior medical advisor to the company.

“I am delighted to welcome Bill to Corcept,” said Dr. Belanoff. “His decades of experience developing medications to treat complex diseases, including in areas where no effective treatments had previously existed, his commitment to putting patients first, and his proven ability to build and lead teams will make him an exceptional addition to our management team.”

Dr. Guyer brings approximately 30 years of medical and clinical experience to his role at Corcept, including nearly 20 years in positions of increasing seniority at Gilead Sciences. Since 2015 he has served as Senior Vice President of Gilead’s global Medical Affairs team, with responsibility for developing strategies to advance compounds from research to commercialization – including designing and supporting company and investigator-sponsored studies and health outcomes research, as well as scientific communications and medical education for Gilead’s entire portfolio of medications. Dr. Guyer has been involved in numerous successful drug launches in his career, helping to develop and bring to market medicines for very complex diseases. He has led innovative drug development, medical and scientific programs and partnerships, including collaborative studies, cooperative group engagement and real-world data generation across a broad portfolio in infectious diseases, liver diseases, oncology and inflammation. He holds a PharmD from the University of Southern California.

“I am thrilled to join Corcept at such a promising time in its development,” said Dr. Guyer. “Cortisol modulation’s potential to treat such a wide array of serious diseases and to help patients with critical unmet medical needs is incredibly exciting. I look forward to helping my colleagues design, implement and advance our clinical programs as broadly and rapidly as possible.”

About Corcept Therapeutics

Corcept is a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the hormone cortisol. Korlym® was the first drug approved by the U.S. Food and Drug Administration for patients with Cushing’s syndrome. Corcept has discovered a large portfolio of proprietary compounds that selectively modulate the effects of cortisol. The company owns extensive United States and foreign intellectual property covering the composition of its selective cortisol modulators and the use of cortisol modulators to treat a variety of serious disorders.

Forward-Looking Statements

Statements in this press release, other than statements of historical fact, are forward-looking statements based on our current plans and expectations that are subject to risks and uncertainties that might cause our actual results to differ materially from those statements express or imply. These risks and uncertainties include, but are not limited to, our ability to operate our business and achieve our goals and conduct our clinical trials during the COVID-19 pandemic and to generate sufficient revenue to fund our commercial operations and development programs; the availability of competing treatments, including generic versions of Korlym; our ability to obtain acceptable prices or adequate insurance coverage and reimbursement for Korlym; risks related to the development of our product candidates, including their clinical attributes, regulatory approvals, mandates and oversight, and other requirements; and the scope and protective power of our intellectual property. These and other risks are set forth in our Securities and Exchange Commission (“SEC”) filings, which are available at our website and the SEC’s website. In this press release, forward-looking statements include those concerning the start of Dr. Guyer’s employment and Dr. Grauer’s continued service as an advisor to the Company. We disclaim any intention or duty to update forward-looking statements.